UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

O’DONNELL STRATEGIC INDUSTRIAL

REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173 (1933 Act)	27-3648243
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information reported in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Loan in Connection with Winston-Salem Property

As previously reported, in connection with the acquisition of the Winston-Salem Property, on December 27, 2012, O’Donnell Strategic Industrial REIT, Inc. (the “Company”), through a wholly-owned indirect subsidiary, entered into a loan agreement with Fifth Third Bank in the principal amount of $2,899,000 (the “Winston-Salem Loan”). Pursuant to its terms, the Company was required to reduce the Winston-Salem Loan to a principal amount equal to $2,300,000 by March 21, 2013. The Company was unable to make such payment on the due date and as of March 21, 2013, the Company had $2,899,000 outstanding under the Winston-Salem Loan. In anticipation of the Company’s inability to reduce the outstanding principal on the Winston-Salem Loan, on March 20, 2013, the Company and Fifth Third Bank entered into a loan modification agreement, pursuant to which Fifth Third Bank required the Company to make a one-time principal re-payment of $40,000 on the Winston-Salem Loan, and, beginning on April 1, 2013, principal monthly re-payments of $4,560 until the principal balance on the Winston-Salem Loan is reduced to $2,230,000 or less. Thereafter, payments on the Winston-Salem Loan will be applied to the required interest thereunder. Further, Fifth Third Bank will collect all cash flow received from the Winston-Salem Property and will apply such payments towards reducing the principal and interest balance on the loan to $2,230,000. Any remaining cash on deposit in in the deposit accounts with Fifth Third Bank in excess of $3,000 will also be applied on account of the principal balance of the Winston-Salem Loan (collectively, the “Loan Modification”).

In connection with the Loan Modification, on March 20, 2013, Fifth Third Bank also entered into a guaranty of payment agreement (each, a “Guaranty Agreement”) with Douglas D. O’Donnell, the Company’s chief executive officer and president, personally and as trustee for the DOD Trust Established August 29, 2002 (the “Trust”). Pursuant to the Guaranty Agreements, Mr. O’Donnell and the Trust each guaranteed the obligations under the Winston-Salem Loan for an amount of up to $629,000, subject to certain reductions as the principal amount outstanding under the Winston-Salem Loan is reduced. When the principal amount outstanding under the Winston-Salem Loan is reduced to $2,230,000, the Guaranty Agreements will no longer be enforceable, provided no event of default exists.

Loan in Connection with Florida Property

As previously reported, in connection with the acquisition of the Florida Property, the Company, through a wholly-owned indirect subsidiary, entered into a loan agreement with USAmeriBank in the principal amount of $1,000,000 (the “Florida Loan”). Pursuant to its terms, the Company was required to reduce the Florida Loan to $842,000 by March 24, 2013. The Company was unable to make such payment on the due date and as of March 24, 2013, the Company had $994,444 outstanding under the Florida Loan. In connection with the inability to reduce the outstanding principal on the Florida Loan, and as required thereby, the Company opened a lockbox account with USAmeriBank to deposit and hold all rents and other revenue received from the Florida Property, which will be applied to the principal amount outstanding under the Florida Loan until it is reduced to $842,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

	By:	/s/ Christopher S. Cameron
Date: March 26, 2013	Name:	Christopher S. Cameron
	Title:	Chief Financial Officer, Treasurer and Secretary